EXHIBIT 99.2


FOR IMMEDIATE RELEASE                FOR ADDITIONAL INFORMATION
                                     CONTACT:   Keith S. Walters, CEO
                                     (800) 752-5386

Ennis, Texas, July 31, 1998

ENNIS BUSINESS FORMS, INC. ANNOUNCES APPOINTMENTS OF PRESIDENT AND
TREASURER

     The Board of Directors of Ennis Business Forms, Inc.  (NYSE:  EBF),

announced today that Keith S. Walters has been appointed as President in addition to his present role as Chief Executive Officer and Chairman.

     This appointment fills the vacancy created by the retirement of Nelson

Ward, who had served the Company as President since 1996.

     The Board also announced the appointment of Harve Cathey as acting

Chief Financial Officer and Treasurer.  Mr. Cathey previously served as

Chief Financial Officer, Secretary and Treasurer from 1983 until 1996 and most recently has served as Corporate Controller.

     Ennis Business Forms, Inc. is among the largest wholesale custom business forms and related business products suppliers in the United

States.  Headquartered in Ennis, Texas, the company has 16 production facilities in 11 states strategically located to serve Ennis' national network of distributors.  The Company offers an extensive product line,

from simple stock forms to more complex forms, laser-cut sheets, tags,

labels, presentation folders, commercial printing, advertising specialties and screen-printed products that can be custom designed to meet customers'

needs.

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